UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report - April 5, 2006

Commission File Number: 0-23863

PEOPLES FINANCIAL SERVICES CORP.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	23-2391852
(State of incorporation)	(IRS Employer Identification No.)

50 MAIN STREET, HALLSTEAD, PA	18822
(Address of principal executive offices)	(Zip code)

(570) 879-2175
(Registrant’s telephone number including area code)

Item 5.05	Amendments to the Registrant’s Code of Ethics

At the April 3, 2006 Board of Directors Meeting of Peoples Financial Services Corp., an amended Code of Ethics for Officers of Peoples National Bank and Peoples Financial Services Corp. was approved. A copy of this amended Code of Ethics is included as Exhibit 99 to this report.

Item 9.01 (c)	Financial Statements and Exhibits
99: Amended Code of Ethics for Officers of Peoples National Bank and Peoples Financial Services Corp.

 EXHIBIT INDEX

Exhibit		Page Number of Manually Signed Original
99	Amended Code of Ethics for Officers of Peoples National Bank and Peoples Financial Services Corp.	4

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PEOPLES FINANCIAL SERVICES, CORP.

	/s/	Debra E. Dissinger

Dated: April 5, 2006		By: Debra E. Dissinger
Executive Vice President

	/s/	Frederick J. Malloy

Dated: April 5, 2006		By: Frederick J. Malloy
Asst. Vice President/Controller

	/s/	John W. Ord

Dated: April 5, 2006		By: John W. Ord
President/CEO/Chairman

	/s/	Joseph M. Ferretti

Dated: April 5, 2006		By: Joseph M. Ferretti
Vice President/Chief Credit Officer